                                                                      EXHIBIT 21

              SUBSIDIARIES OF WITCO CORPORATION -- NOTES (1)(2)(3)
                             AS OF JANUARY 1, 1995

                                                                             PERCENTAGE OF
                                                                           VOTING SECURITIES
                                                                            OWNED DIRECTLY
                                                                             OR INDIRECTLY                 STATE OR
                                                                               BY WITCO                   COUNTRY OF
                                                                              CORPORATION                ORGANIZATION
                                                                           -----------------      --------------------------
Aero Oil Company, Inc...................................................         100.0%           Indiana
Assured Insurance Company...............................................         100.0%           Vermont
Beam Oil Company, Inc...................................................         100.0%           Georgia
Continental Carbon Company..............................................         100.0%           Delaware
  Continental Carbon Australia Pty. Ltd.(4).............................          49.0%           Australia
Enenco, Incorporated(4).................................................          50.0%           New York
The Richardson Company..................................................         100.0%           Ohio
  A-K Divestiture, Inc..................................................         100.0%           Delaware
Sherex Chemical Company, Inc............................................         100.0%           Ohio
Southwest Petro-Chem, Inc...............................................         100.0%           Delaware
Witco Foreign Sales Corporation.........................................         100.0%           Barbados
Witco International Corporation.........................................         100.0%           New Jersey
  Witco Australia Pty. Limited..........................................         100.0%           Australia
  Witco B.V.............................................................         100.0%           the Netherlands
     Witco Polymers and Resins B.V......................................         100.0%           the Netherlands
     Witco Warmtekracht B.V.............................................         100.0%           the Netherlands
     Nerap Expeditie B.V................................................         100.0%           the Netherlands
     Jonk B.V...........................................................         100.0%           the Netherlands
  Witco Canada Inc......................................................         100.0%           Canada
     Witco Dominion Financial Services Company, Ltd.....................         100.0%           Province of
                                                                                                    Ontario, Canada
          Witco Financial Services Co...................................         100.0%           Ireland
  Witco Colombia Ltda...................................................         100.0%           Colombia
  Witco Corporation U.K. Limited........................................         100.0%           England
     Baxenden Chemicals Limited.........................................          53.5%           England
       Baxenden Scandinavia AS..........................................          53.5%           Denmark
  Witco Deutschland GmbH................................................         100.0%           Germany
     Witco GmbH.........................................................         100.0%           Germany
     Witco Surfactants GmbH.............................................         100.0%           Germany
     Witco Solvay Duromer GmbH(4).......................................          50.0%           Germany
  Witco do Brasil Ltda..................................................         100.0%           Brazil
  Witco Ecuador S.A.....................................................         100.0%           Ecuador
  Witco Espana, S.L.....................................................         100.0%           Spain
  Witco Grand Banks Inc.................................................         100.0%           Province of
                                                                                                    Newfoundland, Canada
  Witco Handels-GmbH....................................................         100.0%           Austria
  Witco Italiana S.r.l. ................................................         100.0%           Italy
  Witco S.A.............................................................         100.0%           France
  Witco Singapore Pte Ltd...............................................         100.0%           Republic of Singapore
Witco Ltd...............................................................          60.0%           Israel
  Witco Marketing and Distribution Ltd..................................          60.0%           Israel
Witco Mexico, S.A. de C.V...............................................         100.0%           Mexico

See next page.

Notes:

(1) The Company lists the business entities in which it has investments, for information purposes only. Such listing is not to be deemed an admission that these business entities are under the control of the Company within the meaning of the General Rules and Regulations under the Securities Exchange Act of 1934.

(2) With respect  to  certain subsidiaries,  shares  in names  of  nominees  and
    qualifying   shares  in  names  of  directors  are  included  in  the  above percentages.

(3) With the exception of the companies covered by footnote (4), the companies named are included in the consolidated financial statements.

(4) The Company records in the consolidated financial statements its equity in undistributed earnings (losses) of this unconsolidated entity.